Exhibit 99.2
Archipelago Learning Inc. to Present at the BMO Capital Markets
10th Annual Back to School Education Conference
DALLAS, Sept. 7, 2010 (GLOBE NEWSWIRE) — Archipelago Learning Inc. (Nasdaq:ARCL), a leading subscription-based online education company, today announced that Tim McEwen, Chief Executive Officer, and James Walburg, Chief Financial Officer, are scheduled to present at the BMO Capital Markets 10th Annual Back to School Education Conference held at the Grand Hyatt in New York on Thursday, September 16, 2010 at 3:30 pm Eastern Time. A live audio webcast of the Company’s presentation can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms. Study Island, the core product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner and is utilized by over 10 million students in approximately 22,800 schools in the United States and Canada. EducationCity, used by 8,200 schools in the United Kingdom and 4,800 schools in the United States, provides online K-6 instructional content and assessments for reading, mathematics and science. Northstar Learning, for the post-secondary market, offers online instructional content and exam preparation products across a variety of core curriculum and vocational topics.
The Archipelago Learning, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6864
Forward Looking Statements
This press release and the presentation referred to therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT:	Integrated Corporate Relations Investors: John Rouleau 203-682-8342 John.Rouleau@icrinc.com Eicher Communications Inc. Media: Leslie Eicher, APR 314-965-1776 Leslie@EicherCommunications.com